Exhibit 99.1

LASE Appoints Dmitri Nikitin Executive Chairman

ORLANDO, Fla., October 16, 2026 — Laser Photonics Corporation (NASDAQ: LASE), an emerging directed energy and laser technology platform developing applications for defense, semiconductor, pharmaceutical and industrial markets (the “Company”), today announced the appointment of Dmitri Nikitin, the Company’s founder, as Executive Chairman of the Board of Directors and principal executive officer responsible for leading the Company, with the authority and responsibilities customarily associated with the Chief Executive Officer role.

The appointment supports the Company’s strategy to build on its industrial laser business and expand into higher-value applications in defense and semiconductor markets. Dmitri Nikitin brings more than 35 years of experience in laser technology innovation. He holds an engineering degree in industrial electronics and quantum mechanics from Moscow Power Engineering University and a PHD in Ministry of Electronics of USSR.

His product innovation and executive leadership across multinational companies include the development of laser platforms for marking, cutting, welding, glass separation, flat panel display processing, wafer processing, semiconductor processing and industrial manufacturing. His engineering leadership at the Institute of Precise Technologies in the former Soviet Union helped create new laser applications for components used in the space program.

Mr. Nikitin’s inventions include patented methods for splitting precision glass with zero curve loss. He co-developed the world’s first high-power fiber laser cutting system for IPG Photonics. Mr. Nikitin developed a mobile fiber-laser platform for military mine-clearing applications, the first of its kind. He is a named inventor on three patent applications in 2026 relating to Bulk-to-Shape technology.

Mr. Nikitin’s initial priorities will include advancing the Company’s Laser Shield Anti-Drone (“LSAD”) platform, strengthening its engineering capabilities, developing a disciplined marketing and sales organization, and seamlessly integrating the Company’s previous acquisitions and multiple product lines into one coherent organization.

Dmitri Nikitin said, “We see an opportunity to apply our laser technology experience to solving two important challenges: defending against emerging drone threats with affordable, and easily deployable directed energy laser systems and, modernizing the U.S. military’s domestic manufacturing capacity with our existing industrial laser platforms.”

Commenting on his appointment, Qing Lu, Chair of the Company’s Audit Committee, said, “We are pleased Mr. Nikitin accepted our proposal to step in and lead our enterprise. His experience developing and scaling applications for large international markets is exactly what our organization needs for the future.”

Mr. Nikitin will assume the principal executive officer responsibilities previously held by Wayne Tupuola, who resigned as Chief Executive Officer for medical reasons effective October 13, 2026. Mr. Nikitin will perform these responsibilities as Executive Chairman, and the Company does not currently intend to appoint a separate Chief Executive Officer. Ann Tewari’s service as interim President concluded on October 13, 2026, and she returned to her previous position as Global Vice President, Operations and Strategy.

Companies led by Mr. Nikitin have won numerous honors, including Laser Photonics’ IEN Best Brands Award and William C. Schwartz Industry Innovation Award from the Metro Orlando Economic Development Commission. Other honors include Florida’s Governor’s Business Diversification Award in the Green-to-Gold category.

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About Laser Photonics Corporation

Laser Photonics Corporation (NASDAQ: LASE) is an emerging defense and directed energy technology platform focused on developing laser applications to address defense and security needs and applying its core industrial laser products to help modernize the domestic manufacturing infrastructure required to support U.S. national security.

The Company develops laser platforms for four principal markets: defense, semiconductor, pharmaceutical and industrial. Through internal development, strategic acquisitions and partnerships, LASE intends to expand its technology portfolio, strengthen its advanced manufacturing capabilities, scale the enterprise profitably and build shareholder value.

Cautionary Note Concerning Forward-Looking Statements

Readers are cautioned that the statements contained in this press release concerning the Company’s strategy, development and commercialization of defense and other laser applications, potential acquisitions and partnerships, and plans to expand its product portfolio and manufacturing capabilities are “forward-looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “may,” “will,” “could,” “intend,” “shall,” “would,” “approximately,” “likely,” “outlook,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

These factors and circumstances include, but are not limited to the risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the Securities and Exchange Commission by the Company. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward-looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact

Lucas A. Zimmerman & Ian Scargill

MZ Group – MZ North America

(262) 357-2918

LASE@mzgroup.us

Company Investor Relations

InvestorRelations@laserphotonics.com

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